Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162068, 333-157689, 333-143308, 333-127669, 333-125909) and on Form S-3 (No. 333-163383, 333-157690, 333-157697) of Leap Wireless International, Inc. of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-162068, 333-157689, 333-143308, 333-127669, 333-125909) and on Form S-3 (No. 333-163383, 333-157690, 333-157697) of Leap Wireless International, Inc. of our report dated February 26, 2010 relating to the consolidated financial statements of Cricket Communications, Inc. and our report on the financial statements of Cricket License Company, LLC, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
February 26, 2010